UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Board of Directors of Hercules Capital, Inc. (the “Company”) appointed Kiersten Zaza Botelho as General Counsel and Chief Compliance Officer effective January 10, 2022.

From July 2019 to December 2021, Ms. Botelho, age 36, was a vice president and associate general counsel in the Boston office of Bain Capital Credit, LP. At Bain, she advised the private credit and structured credit groups on transactions, offerings and strategic initiatives, with a specific responsibility for Bain’s business development company. Prior to Bain, Ms. Botelho was a vice president in the New York legal department of BlackRock, Inc. from May 2017 to June 2019, where she focused on the firm’s closed-end funds and business development company. Before BlackRock, she was an associate in the investment management group at Skadden, Arps, Slate, Meagher & Flom LLP in Boston from September 2013 to March 2017, where she represented public and private investment funds and investment advisers with the structuring and distribution of investment products, and in other regulatory, compliance and governance matters.

Ms. Botelho holds a Bachelor of Arts degree in International Relations from Boston University and a Juris Doctor from Boston University School of Law. She is a member of the Massachusetts State Bar.

There are no arrangements or understandings between Ms. Botelho and any other persons pursuant to which Ms. Botelho was appointed as the General Counsel and Chief Compliance Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
January 10, 2022
	By:	/s/ Seth H. Meyer
Seth H. Meyer
Chief Financial Officer